UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On August 24, 2011, we issued a news release announcing that our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson has invested an additional $500,000 in shares of our common stock, as further discussed in the news release and Item 8.01 below. A copy of the news release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On August 19, 2011, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, together with his wife, April L. Hanson, purchased approximately 55,556 shares of our common stock for approximately $500,000. The shares were purchased pursuant to our registered public offering at a price of $9.00 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transactions. This investment is in addition to shares Mr. Hanson has agreed to purchase through the executive stock purchase plan entered into by Mr. Hanson on April 7, 2011, as previously disclosed in our Form 8-K filed with the U.S. Securities and Exchange Commission on April 7, 2011, whereby Mr. Hanson irrevocably agreed to invest 100% of his net after-tax cash compensation as an executive officer of Grubb & Ellis Company, our company’s sponsor, directly into our company by purchasing shares of our common stock on a regular basis, corresponding to regular payroll periods and the payment of any other cash compensation, including bonuses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT II, Inc. News Release, dated August 24, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

August 24, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT II, Inc. News Release, dated August 24, 2011